UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K/A

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of report (Date of earliest event reported):  February 26, 2013

                           Amerigo Energy, Inc.
                          ----------------------
           (Exact name of registrant as specified in its charter)

               Delaware                   000-09047        20-3454263
             ---------------------------------------------------------
      (State or other jurisdiction       (Commission      (IRS Employer
            of incorporation)            File Number)  Identification No.)

        2580 Anthem Village Dr., Henderson, NV                89052
       -------------------------------------------------------------
       (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:      702-399-9777

                               Not Applicable
                             -----------------
       (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


                                       1



                               TABLE OF CONTENTS


ITEM NO.    DESCRIPTION OF ITEM                			PAGE NO.

Item 1.01   Entry into Material Definitive Agreement		2
Item 2.01   Other Events				      	3
Item 9.01   Financial Statements and Exhibits                  	10




Item 1.01   ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On February 26, 2013, the Company completed the acquisition of the assets of Le Flav Spirits, LLC.

Le FLAV Spirits, LLC is the entity which controls the assets, trademarks, contracts, formulas, licenses, existing inventory and rights to the "Le FLAV" spirits brands. This is to include Le FLAV Brooklyn Iced Tea, Chateau Le FLAV, Le FLAV Cocktails, Le FLAV Cognacs, Le FLAV Super Premium Vodka & Flavored Vodkas and all flavors currently in production and contemplated.

Jason Griffith, the Company's CEO, has a ten (10%) minority interest in Le Flav Spirits, LLC.

The consideration given for the assets is:

A. 360,000 shares of company common stock to be issued to the owners of Le FLAV Spirits, LLC, based on the closing price on February 26, 2013 the value of the shares given is $32,400.

B. Warrants to Le FLAV Spirits, LLC to purchase two million (2,000,000) shares of stock at $1.00 per share, with 5 year exercise period, vested equally at 500,000 shares vested upon every 5,000 cases sold of vodka. Based on Black Scholes calculations, the warrants are valued at $180,000.

C. $1 per bottle for the first 2,000,000 bottles sold. This will be treated as a convertible promissory note, convertible at $1.00 per share (at the option of the note holder). Promissory note bears interest at 8% per year. The note is transferable.

Principal payments equal to $1 per bottle sold, payable quarterly from receivables received from the distributors. Promotional bottles are not included in the per bottle calculation. Prepayment of first principal payment of $25,000 due 10 days from execution of the Acquisition agreement. Company has the ability to make principal and interest payments above what is earned from the 'per bottle' during the term. Unless otherwise satisfied, the balance of the promissory note is due by March 1, 2016.

Based on existing and pending distribution contracts,as well as the majority of the consideration being performance based, management felt the valuation of consideration was deemed reasonable.

Le FLAV Spirits, LLC shall retain a UCC filing on the assets of the company until such time as the convertible promissory note is satisfied.

Any payments not made by the 15th of the month following the end of a calendar quarter will be considered late and a $500 late fee will be imposed. If the Company misses two (2) consecutive quarters of payments then the Company will be considered in default and Le Flav Spirits, LLC will have the right to make final demand. If the Company does not cure the default of the late payments within five(5) days, then the Seller has the right to call in the balance of the note.


Item 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 26, 2013, the Company completed the purchase of assets from Le Flav Spirits, LLC.

The assets acquired include the trademarks, contracts, formulas, licenses, existing inventory and rights to the "Le FLAV" spirits brands. This is to include Le FLAV Brooklyn Iced Tea, Chateau Le FLAV, Le FLAV Cocktails, Le FLAV Cognacs, Le FLAV Super Premium Vodka & Flavored Vodkas and all flavors currently in production and contemplated.

Jason Griffith, the Company's CEO, has a ten (10%) minority interest in Le Flav Spirits, LLC.

The consideration given for the assets is:

A. 360,000 shares of company common stock to be issued to the owners of Le FLAV Spirits, LLC, based on the closing price on February 26, 2013 the value of the shares given is $32,400.

B. Warrants to Le FLAV Spirits, LLC to purchase two million (2,000,000) shares of stock at $1.00 per share, with 5 year exercise period, vested equally at 500,000 shares vested upon every 5,000 cases sold of vodka. Based on Black Scholes calculations, the warrants are valued at $180,000.

C. $1 per bottle for the first 2,000,000 bottles sold. This will be treated as a convertible promissory note, convertible at $1.00 per share (at the option of the note holder). Promissory note bears interest at 8% per year. The note is transferable.

Principal payments equal to $1 per bottle sold, payable quarterly from receivables received from the distributors. Promotional bottles are not included in the per bottle calculation. Prepayment of first principal payment of $25,000 due 10 days from execution of the Acquisition agreement. Company has the ability to make principal and interest payments above what is earned from the 'per bottle' during the term. Unless otherwise satisfied, the balance of the promissory note is due by March 1, 2016.

Based on existing and pending distribution contracts, as well as the majority of the consideration being performance based, management felt the valuation of consideration was deemed reasonable.

Le FLAV Spirits, LLC shall retain a UCC filing on the assets of the company until such time as the convertible promissory note is satisfied.

Any payments not made by the 15th of the month following the end of a calendar quarter will be considered late and a $500 late fee will be imposed. If the Company misses two (2) consecutive quarters of payments then the Company will be considered in default and Le Flav Spirits, LLC will have the right to make final demand. If the Company does not cure the default of the late payments within five (5) days,then the Seller has the right to call in the balance of the note.


BUSINESS OVERVIEW

Based in Las Vegas, Nevada, we are compiling an experienced team of beverage, entertainment, retail and consumer product industry professionals. We specialize in the marketing and distribution of premium alcoholic and nonalcoholic beverages with an emphasis on utilizing and leveraging associations with iconic brand names, brands with historic origins or entertainers and celebrities.

We develop, produce market and/or distribute alcoholic and non-alcoholic beverages for sale primarily in the continental United States. For the majority of our products we own the trademarks, have developed the formula for a product that we distribute, or we have the exclusive licensed right to distribute and market product in the United States.

We may own certain of our products jointly with brand owners, celebrities, or their affiliates. We refer to all of the products we own as "our products".

Our strategy is to take advantage of the world-wide growth of premium spirits and alcoholic beverages, established but underdeveloped brands, celebrity brands and the strategic relationships our management team has developed throughout their careers. We distribute our products through established spirits, beer and wine, distributors, virtually all of which are well known to our management team from prior business dealings with them in the beverage industry. We are expanding the number of distributors with whom we do business, allowing us to increase our distribution throughout the entire United States and to expand internationally. Our management's relationships with manufacturers, distillers, development/research companies, bottling concerns and certain customers provide the foundation through which we expect to grow our business in the future.

Furthermore, we believe our organizational approach will also minimize the need to invest heavily in fixed assets or factories. Our strategic relationship with 24-7 Imports will allow us to operate with modest overhead and substantially reduce our need for capital on an ongoing basis.

Our major alcoholic beverages, including the brands recently acquired include:


* Le Flav Vodka, which is our super premium vodka sold in a bottle with a symbolic clock and Swarovski Crystal attached. Additional flavors other than our traditional 'straight up' are in process;
*  Le FLAV Brooklyn Iced Tea;
   Le FLAV Cognac; and,
*  Chateau Le FLAV - our sparkling wine.

STRATEGY

Our long-term business strategy is to expand the sales and distribution of our alcoholic and non-alcoholic beverage portfolio and to continue to add branded beverage products with existing revenue and profits from the largest and most profitable beverage categories such as tequila or imported and specialty beer. Entry into a strategic relationship with 24-7 Imports and our opportunity to market our existing and new brands position the Company to compete in these categories.

Key elements of our business strategy include: using our partnership with 24-7 Imports and our newly licensed brands, along with our distribution relationships to accelerate our revenue, support our margins, and leverage existing consumer awareness and demand for our brands.

We believe that the consumer awareness of our celebrity brands and iconic associations give us a marketing advantage that allows for more efficient brand marketing. We believe the public relations impact and resulting media opportunities due to these brand histories and associations cuts across electronic, social and print media formats and delivers an exponential impact in building brand awareness and consumer excitement.


We plan on utilizing our iconic trademark brand strategy and the demonstrated ability of these brands to generate public relations and promotional brand marketing based on their already high level of consumer awareness, to grow and establish these brands. This strategy we believe will result in top line growth with the ability to be profitable in the very competitive beverage categories of spirits, wine and beer.

ALCOHOLIC BEVERAGE DISTRIBUTION

The Company sells its brands and products through its national network of Spirits, Wine and Beer distributors. The Company plans to sell on consignment to control states, whereby the Company provides inventory to state regulated stores and is paid upon the sale of product.

BEER, WINE AND SPIRITS INDUSTRY OVERVIEW

The United States beverage alcohol market consists of three distinct segments: beer, wine and distilled spirits. Distilled spirits consist of three primary categories: white goods, whiskey and specialties. White goods, consisting of vodka, rum, gin and tequila, represent the largest category. Vodka is the largest product within the distilled spirits and accounts for 30% of industry volume. As reported by the Distilled Spirits Council, 2009 Industry Review held in New York on February 2, 2010, despite the recessionary economy, the distilled spirits industry chartered its tenth consecutive year of growth in 2009, with a 2.6% average annual growth rate over the past 10 years. Spirits volumes grew 1.4% in 2009, while Spirits revenue grew 66% over the past decade with a 5.2%, 10-year average annual growth rate. Spirits volume market share increased in 2009 to 30.2% from 29.7% in 2008; however, spirits revenue market share decreased in 2009 to 32.9% down from 33.1% in 2008. The predominate reason for the decline is because value brands volume share accounted for 40.6%, premium brands volume share accounted for 36.4%, while high-end and super brands combined for the balance at 23%.

Vodka represented 24% of industry revenue at $4.6 billion, and category revenue is up $75 million. Vodka value volume is up 10.7%; premium volume is up 5.0%, and high-end and super volumes are down 2.3% and 5.8%, respectively. Rum revenues increased by 0.8% to 2.2 billion. Tequila revenues increased by $48.5 million. Whiskey, which includes Bourbon, Blends, Canadian, Scotch & Irish, and comprises 28% of industry revenues at $5.3 billion, saw a slight 0.7% decline in overall volume. In summary, slow growth rates are consistent with past recession's industry experience and increased volume share positions the industry for growth when the economy fully recovers.

Significant consolidation in the global spirits industry has produced five primary large competitors: Diageo, Allied Domecq, Pernod Ricard, Brown-Forman and Bacardi & Company, Ltd.

The overall beer category's growth slowed in 2009 through 2010 most likely due to the faltering economy which may have bolstered the lower-price beer segments. Overall the U. S. beer industry has experienced decreased consumer consumption in 2009. According to the industry-funded Beer Institute, beer shipment volumes fell 2.1% during the first 11 months of 2009, and according to market research firm IBIS World, beer producers revenues declined 2.7% in 2009. Despite the above, one segment of the beer industry that has resisted the recession is craft breweries, increasingly popular for flavorful beers made in smaller batches. According to data from the Nielsen Co., craft breweries sales rose 12.4% in 2009. Both the discount and economy class and Mexican Import segment of the beer category continued to exhibit growth through calendar year 2011 and 2012.

The International Wine & Spirit Research Forecast Report

According to the International Wine & Spirit Research ("IWSR") Forecast Report 2010-2015, the spirits industry is on the path to recovery following the credit crunch, which affected many markets starting in 2009. Several countries and categories returned to stability or growth but the time and speed of recovery will vary considerably depending on local circumstances.

The global spirits market is projected to continue to grow, albeit at a more moderate rate than in the five years leading up to 2009 - a compound annual growth rate ("CAGR") of 1.4% is predicted between 2009 and 2015, down from 2.4% between 2004 and 2009.

The US is predicted to be the third fastest-growing market worldwide until 2015; the vodka market alone is likely to gain over 12 million cases. Most spirits categories are projected to see more moderate growth until 2015 than they have in the last five years. This is largely due to the cautious spending behavior adopted by consumers after the economic recession. Rum and whiskey is anticipated to gain share of the overall spirits market, while vodka's share is expected to decline. Whiskey is projected to see the highest increase in percentage terms and is estimated to gain 100 million cases over the next five years. The booming market in India is leading the growth with Indian molasses-based whisky. Furthermore, Scotch consumption is expected to grow at a rate of 1.2% until 2015, compared to a 2004-2009 CAGR of 1%. As consumers are switching to Scotch from other categories such as aniseed, beer and even wine, and larger bottle sizes are growing in popularity. France is forecast to show the strongest volume growth in Scotch over the next five years.

Due to its growing popularity among young people and its fashionable image in many key markets, rum is projected to continue to increase at a similar CAGR as that of the previous five-year period. After a difficult year in 2009, more premium products are expected to return to growth in the long term.

The global vodka market is expected to grow at a CAGR of 0.7%, returning to gradual growth after falling marginally between 2004 and 2009 (-0.1%). It is expected that by 2015, more than every third bottle (35.1%) of spirits sold in the US will be vodka. In spirits generally, the super-premium and above-price segments are likely to see the highest increases in percentage terms, as consumers will be more confident and able to trade up once again. The recovery of the on-premise markets should also help the growth of this segment.

Industry Consolidation

There has been substantial consolidation in the Spirits industry. The biggest mover in the consolidation game has been Pernod Ricard, which was in the top 10 in 1995 but with a low profile. Much of Pernod's 24-million-case business (compared to 97 million cases today) was in France, where its Ricard and Pastis 51 brands dominated. Back then, the world's top two spirits companies were IDV (GrandMet) and United Distillers (Guinness), followed by Seagram and Allied Domecq, which was born in 1994 after the merger between Allied Lyons and Pedro Domecq.

Guinness and GrandMet merged in 1997 to form Diageo, creating a spirits portfolio of unparalleled power, led by Smirnoff, Johnnie Walker, and Baileys. While the Diageo deal reshaped the global spirits landscape, it foreshadowed three mega-deals that would transform the business even further. Pernod Ricard was involved in all of them. In 2001, Diageo and Pernod Ricard acquired Seagram's spirits and wine business, several months after Seagram announced it would exit the business to focus on entertainment. The Seagram deal fortified Diageo's already-formidable lineup, adding powerhouses like Captain Morgan and Crown Royal. But it remade Pernod Ricard, energizing its portfolio with big-name brands like Chivas Regal and Martell. Four years later Allied Domecq went on the block, and Pernod was there again, collaborating with Fortune Brands, whose Jim Beam Brands unit was aiming to diversify. That deal added Ballantine's, Beefeater, Malibu and Kahl{u'}a to the Pernod portfolio, while Beam got Sauza, Courvoisier, Canadian Club and Maker's Mark, among others. In 2008, one of the industry's crown jewels-Absolut vodka-was put on the block. Seeing Absolut as the missing piece in the portfolio, Pernod again paid up-this time without a partner, acquiring V&S for approximately $9 billion.

As a result of such significant consolidation within the spirits industry, in recent years, there have been five major companies dominating the global spirits market:


2010 - TOP FIVE DISTILLED SPIRIT MARKETERS WORLDWIDE1
(millions of nine-liter cases)
____________________________________________________________________________
	 	2010 PRO             2010            1995           1995
Rank           	FORMA                VOLUME          VOLUME         RANK


1               Diageo2,3            115.9           109.0           1

2               United               110.7           15.1            9
                Spirits

3               Pernod                97.0            24.4           7
                Ricard

4               Bacardi               36.4            27.4           5

5               Beam                  33.5            24.7           6

TOTAL TOP FIVE                       393.5           200.6

1Excludes RTDs, low-proof cocktails and spirit mixers
22010 adjusted to include Mey Icki, acquired this year.
3IDV (GrandMet) and United Distillers (Guinness) merged to form Diageo in 1998. Prior to that merger, IDV was ranked #1 at 61 million cases, while United Distillers was #2 at 48 million cases.
Source: IMPACT DATABANK


FLAVORS, RESEARCH AND DEVELOPMENT RELATIONSHIP

Through our relationship with 24-7 Imports ('24-7'), the Company has access to leading distillery, suppliers and technical resources. In addition 24-7 provides development services, research resources, brand production planning and various other resources on a large but economical scale.

MARKETING, SALES AND DISTRIBUTION

MARKETING

Our marketing plan is based upon our strategy of leveraging exciting consumer trademarks and icon branding.

We are working with 24-7 Imports, and our distributions on account level promotions, tastings and social media.

SALES

Our route to market is by selling our products directly through 24-7 Imports, which is controlled by a minority shareholder.

DISTRIBUTION

Our policy is to grant our distributors rights to sell particular brands within a defined territory on a case by case basis. Our distributors buy our products from us for resale. We believe that substantially all of our distributors also carry beverage products of our competitors. Our agreements with our distributors vary - we have entered into written agreements with a number of our top distributors for varying terms and most of our other distribution relationships are oral (based solely on purchase orders) and are terminable by either party at will.

PRODUCTION

CONTRACT PACKING ARRANGEMENTS

We currently use independent contract packers known as "co-packers" to prepare, bottle and package our Le Flav Spirits products. We continually review our contract packing needs in light of regulatory compliance and logistical requirements and may add or change co-packers based on those needs. We rely on and believe our co-packers comply with applicable environmental laws.

As is customary, we are expected to arrange for our contract packing needs sufficiently in advance of anticipated requirements. Accordingly, it is our business practice to require our independent distributors to place their purchase orders for our products from 30 to 60 days in advance of shipping.

RAW MATERIALS

Substantially all of the raw materials used in the preparation, bottling and packaging of our products are purchased by us or by our contract packers in accordance with our specifications. Typically, we rely on our contract packers to secure raw materials that are not unique to us. The raw materials used in the preparation and packaging of our products consist primarily of spirits, flavorings, concentrate, glass, labels, caps and packaging. These raw materials are purchased from suppliers selected by us or in concert with our co-packers or by the respective supplier companies.

QUALITY CONTROL

We use only quality ingredients to produce Le Flav Spirits to ensure that it meets our quality standards. Contract packers are selected and monitored by the Company in an effort to assure adherence to our production procedures and quality standards. Our quality control measures include but are not limited to microbiological checks and water purity tests to ensure that the production facilities meet the standards and specifications of our quality assurance program and government regulatory requirements.

GOVERNMENT REGULATION

The production and marketing of our licensed and proprietary alcoholic and nonalcoholic beverages are subject to the rules and regulations of various Federal, provincial, state and local health agencies, including in particular the U.S. Food and Drug Administration ("FDA") and the U.S. Alcohol and Tobacco Tax and Trade Bureau ("TTB"). The FDA and TTB also regulate labeling of our products. From time to time, we may receive notification of various technical labeling or ingredient reviews with respect to our products. We believe that we have a compliance program in place to ensure compliance with production, marketing and labeling regulations on a going-forward basis. There are no regulatory notifications or actions currently outstanding.

TRADEMARKS, FLAVOR CONCENTRATE TRADE SECRETS AND PATENTS

We own a number of trademarks, including, in the United States, the "Le FLAV" spirits brands. This is to include Le FLAV Brooklyn Iced Tea, Chateau Le FLAV, Le FLAV Cocktails, Le FLAV Cognacs, Le FLAV Super Premium Vodka & Flavored Vodkas and all flavors currently in production and contemplated. The company is in development of a number of other trademarks which have yet to be filed

We consider our trademarks, patent and trade secrets to be of considerable value and importance to our business. No successful challenges to our registered trademarks have arisen and we have no reason to believe that any such challenges will arise in the future.

COMPETITION

The beverage industry is highly competitive. We compete with other beverage companies, most of which have significantly more sales, significantly more resources and which have been in business for much longer than we have. We compete with national and regional beverage producers and "private label" suppliers. Some of our alcohol competitors are Diageo, Pernod Ricard, Brown-Forman, Castle Brands, Allied Biomes and Bacardi & Company, Ltd. As a result, we believe opportunities exist for smaller companies to develop high-quality, high-margin brands, which can grow to be very attractive acquisition candidates for the larger companies.

EMPLOYEES & CONTRACTORS

We have one employee, our CEO, and one independent contractor. All employees are at-will employees and are not represented by a labor union. All independent contractors are at-will contractors that have executed non-disclosure agreements with us.


RISK FACTORS:

WE COMPETE IN AN INDUSTRY THAT IS BRAND-CONSCIOUS, SO BRAND NAME RECOGNITION AND ACCEPTANCE OF OUR PRODUCTS ARE CRITICAL TO OUR SUCCESS.

Our business is substantially dependent upon awareness and market acceptance of our products and brands by our targeted consumers. In addition, our business depends on acceptance by our independent distributors of our brands as beverage brands that have the potential to provide incremental sales growth rather than reduce distributors' existing beverage sales. Although we believe that we have made progress towards establishing market recognition for certain of our brands in both the alcoholic and non alcoholic beverage industry, it is too early in the product life cycle of these brands to determine whether our products and brands will achieve and maintain satisfactory levels of acceptance by independent distributors and retail consumers.

COMPETITION FROM TRADITIONAL ALCOHOLIC AND NON-ALCOHOLIC BEVERAGE MANUFACTURERS MAY ADVERSELY AFFECT OUR DISTRIBUTION RELATIONSHIPS AND MAY HINDER DEVELOPMENT OF OUR EXISTING MARKETS, AS WELL AS PREVENT US FROM EXPANDING OUR MARKETS.

The beverage industry is highly competitive. We compete with other beverage companies, most of which have significantly more sales and significantly more resources, giving them significant advantages in gaining consumer acceptance for their products, access to shelf space in retail outlets and marketing focus by our distributors, all of whom also distribute other beverage brands. Our products compete with all beverages, most of which are marketed by companies with greater financial resources than what we have. Some of these competitors are or will likely in the future, place severe pressure on our independent distributors not to carry competitive alternative brands such as ours. We also compete with regional beverage producers and "private label" suppliers. Some of our alcoholic competitors are Diageo, Pernod Ricard, Castle Brands, Brown-Furman and Bacardi & Company, Ltd. Some of our direct competitors in the alternative beverage industry include Cadbury Schweppes (Snapple, Stewart, Nantucket Nectar, Mystic), Thomas Kemper, Boylans and Hansens. Competitor consolidations, market place competition, particularly among branded beverage products, and competitive product and pricing pressures could impact our earnings, market share and volume growth. If, due to such pressure or other competitive phenomena, we are unable to sufficiently maintain or develop our distribution channels, or develop alternative distribution channels, we may be unable to achieve our financial targets. As a means of maintaining and expanding our distribution network, we intend to expand the market for our products, and introduce additional brands. However, we will require financing to do so. There can be no assurance that we will be able to secure additional financing or that other companies will not be more successful in this regard over the long term. Competition, particularly from companies with greater financial and marketing resources than those available to us, could have a material adverse effect on our existing markets, as well as our ability to expand the market for our products.

WE   COMPETE  IN  AN  INDUSTRY  CHARACTERIZED  BY  RAPID  CHANGES  IN  CONSUMER
PREFERENCES, SO OUR ABILITY TO CONTINUE DEVELOPING NEW PRODUCTS TO SATISFY OUR CONSUMERS' CHANGING PREFERENCES WILL DETERMINE OUR LONG-TERM SUCCESS.

Our current market distribution and penetration is limited as compared with the potential market and so our initial views as to customer acceptance of a particular brand can be erroneous, and there can be no assurance that true market acceptance will ultimately be achieved. In addition, customer preferences are also affected by factors other than taste, such as the recent media focus on obesity in youth. If we do not adjust to respond to these and other changes in customer preferences, our sales may be adversely affected.

A DECLINE IN THE CONSUMPTION OF ALCOHOL COULD ADVERSELY AFFECT OUR BUSINESS.

There have been periods in American history during which alcohol consumption declined substantially. A decline in alcohol consumption could occur in the future due to a variety of factors including: (i) a general decline in economic conditions, (ii) increased concern about health consequences and concerns about drinking and driving, (iii) a trend toward other beverages such as juices and water, (iv) increased activity of anti-alcohol consumer groups, and (v) increases in federal, state or foreign excise taxes. A decline in the consumption of alcohol would likely negatively affect our business.

WE COULD BE EXPOSED TO PRODUCT LIABILITY CLAIMS FOR PERSONAL INJURY OR POSSIBLY DEATH.

To the extent any product liability insurance coverage obtained is insufficient; a product liability claim would likely have a material adverse effect upon our financial condition. In addition, any product liability claim successfully brought against us may materially damage the reputation of our products; thus adversely affecting our ability to continue to market and sell that or other products.

OUR BUSINESS IS SUBJECT TO MANY REGULATIONS AND NONCOMPLIANCE IS COSTLY.

The production, marketing and sale of our alcoholic and non alcoholic beverages, including contents, labels, caps and containers, are subject to the rules and regulations of various federal, state and local health agencies. If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be fined, or production may be stopped, thus adversely affecting our financial conditions and operations. Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products. Furthermore, rules and regulations are subject to change from time to time and while we monitor developments in this area, the fact that we have limited staff makes it difficult for us to keep up to date and we have no way of anticipating whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether regarding labeling, the environment, taxes or otherwise, could have a material adverse effect on our financial condition and results of operations.

THE CURRENT ECONOMIC EVENTS, INTERNATIONAL CONFLICTS, AND TERRORISM EVENTS ALL OR INDIVIDUALLY MAY HAVE AN ADVERSE IMPACT ON OUR SALES AND EARNINGS, AND OUR SHIPPING COSTS HAVE INCREASED.

We cannot predict the impact of the current economic climate in the United States, or the current international situation, on current and future consumer demand for and sales of our products. In addition, recent volatility in the global oil markets has resulted in rising fuel and freight prices, which many shipping companies are passing on to their customers. Our shipping costs have increased, and these costs may continue to increase. Due to the price sensitivity of our products, we do not anticipate that we will be able to pass these increased costs on to our customers.


WE RELY HEAVILY ON OUR INDEPENDENT DISTRIBUTORS, AND THIS COULD AFFECT OUR ABILITY TO EFFICIENTLY AND PROFITABLY DISTRIBUTE AND MARKET OUR PRODUCTS, AND MAINTAIN OUR EXISTING MARKETS AND EXPAND OUR BUSINESS INTO OTHER GEOGRAPHIC MARKETS.

Our ability to establish a market for our brands and products in new geographic distribution areas, as well as maintain and expand our existing markets, is dependent on our ability to establish and maintain successful relationships with reliable independent distributors strategically positioned to serve those areas. Many of our larger distributors sell and distribute competing products, including non-alcoholic and alcoholic beverages, and our products may represent a small portion of their business. To the extent that our distributors are distracted from selling our products or do not expend sufficient efforts in managing and selling our products, our sales will be adversely affected. Our ability to maintain our distribution network and attract additional distributors will depend on a number of factors, many of which are outside our control. Some of these factors include: (i) the level of demand for our brands and products in a particular distribution area; (ii) our ability to price our products at levels competitive with those offered by competing products; and
(iii) our ability to deliver products in the quantity and at the time requested by distributors.

There can be no assurance that we will be able to meet all or any of these factors in any of our current or prospective geographic areas of distribution. Further, shortage of adequate working capital may make it impossible for us to do so. Our inability to achieve any of these factors in a geographic distribution area will have a material adverse effect on our relationships with our distributors in that particular geographic area, thus limiting our ability to maintain and expand our market, which will likely adversely affect our revenues and financial results.


WE GENERALLY DO NOT HAVE LONG-TERM AGREEMENTS WITH OUR DISTRIBUTORS, AND WE EXPEND SIGNIFICANT TIME AND MAY NEED TO INCUR SIGNIFICANT EXPENSE IN ATTRACTING AND MAINTAINING KEY DISTRIBUTORS.

Our marketing and sales strategy presently, and in the future, will rely on the performance of our independent distributors and our ability to attract additional distributors. We have entered into written agreements with certain of our distributors for varying terms and duration; however, most of our distribution relationships are informal (based solely on purchase orders) and are terminable by either party at will. We currently do not have, nor do we anticipate in the future that we will be able to establish, long-term contractual commitments from many of our distributors. In addition, despite the terms of the written agreements with certain of our significant distributors, we have no assurance as to the level of performance under those agreements, or that those agreements will not be terminated. There is also no assurance that we will be able to maintain our current distribution relationships or establish and maintain successful relationships with distributors in new geographic distribution areas. Moreover, there is the additional possibility that we will have to incur significant expenses to attract and maintain key distributors in one or more of our geographic distribution areas in order to profitably exploit our geographic markets. We may not have sufficient working capital to allow us to do so.

BECAUSE OUR DISTRIBUTORS ARE NOT REQUIRED TO PLACE MINIMUM ORDERS WITH US, WE NEED TO CAREFULLY MANAGE OUR INVENTORY LEVELS, AND IT IS DIFFICULT TO PREDICT THE TIMING AND AMOUNT OF OUR SALES.

Our independent distributors are not required to place minimum monthly, quarterly or annual orders for our products. In order to reduce their inventory costs, our independent distributors maintain low levels of inventory which, depending on the product and the distributor, range from 15 to 45 days, of typical sales volume in the distribution area. We believe that our independent distributors endeavor to order products from us in such quantities, at such times, as will allow them to satisfy the demand for our products in the distribution area. Accordingly, there is no assurance as to the timing or quantity of purchases by any of our independent distributors or that any of our distributors will continue to purchase products from us in the same frequencies and volumes as they may have done in the past. Our goal is to maintain inventory levels for each of our products sufficient to satisfy anticipated purchase orders for our products from our distributors, which is difficult to estimate. This places additional burdens on our working capital. As a result, we have not consistently been able to maintain sufficient inventory levels and may not be able to do so in the future.

As is customary in the contract packing industry for small companies, we are expected to arrange for the production of our products sufficiently in advance of anticipated requirements. To the extent demand for our products exceeds available inventory and the capacities available under our contract packing arrangements, or orders are not submitted on a timely basis, we will be unable to fulfill distributor orders on a timely basis. Conversely, we may produce more products than warranted by actual demand, resulting in higher storage costs and the potential risk of inventory spoilage. Our failure to accurately predict and manage our contract packaging requirements may impair relationships with our independent distributors, which, in turn, would likely have a material adverse effect on our ability to maintain relationships with those distributors


CERTAIN OF OUR PRODUCTS ARE CLOSELY IDENTIFIED WITH CELEBRITIES AND OUR BRAND RECOGNITION IS SIGNIFICANTLY AFFECTED BY THEIR SUCCESS IN THEIR PROFESSION.

Le Flav Spirits is currently our only spirit, which is closely identified with a celebrity, which is associated with Flavor Flav. While part of our business plan is to include our marketing and sales on other non-celebrity licensed brands, currently this makes up the entirety of our launched products. The reduction in acceptance or public approval of any such personality will correspondingly damage the associated product and could have a material adverse effect on the results of our operations.


WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission this Form 8-K, including exhibits, under the Securities Act. You may read and copy all or any portion of the statement or any reports, statements or other information in the files at SEC's Public Reference Room located at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m.

You can request copies of these documents upon payment of a duplicating fee by writing to the Commission. You may call the Commission at 1-800-SEC-0330 for further information on the operation of its public reference room. Our filings, including this Form 8-K/A, will also be available to you on the website maintained by the Commission at http://www.sec.gov.

All other information related to this acquisition is incorporated by reference in the Company's Annual Report on Form 10-K and interim Quarterly Reports on Form 10-Q. Please see those filings for additional information.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

16.1	Copy of press release filed February 27, 2013.
16.2	Copy of purchase agreement, dated February 26, 2013.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 27, 2013


Amerigo Energy, Inc

By:  /s/ Jason F. Griffith, CPA
-------------------------------
     Jason F. Griffith, CPA
     Chief Executive Officer